SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (date of earliest event reported):
April 29, 2003

LML PAYMENT SYSTEMS INC.
(Exact name of Registrant as specified in charter)

Yukon Territory (State or other jurisdiction of incorporation or organization)	0-13959 (Commission File No.)	###-##-#### (I.R.S. Employer Identification No.)

1680-1140 West Pender Street
Vancouver, B.C. V6E 4G1
(Address of principal executive offices)
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(604) 689-4440
(Registrant's telephone number, including area code)
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N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On April 29, April 30, and May 2, 2003 the Registrant issued news releases, copies of which are being filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

    Exhibits.

Exhibit 20.1 News release dated April 29, 2003 announcing Bank of America will begin offering Accounts Receivable Conversion, or "ARC", services. The Bank of America ARC solution is powered by CheckFree Corporation's (Nasdaq: CKFR) PEP+ reACH software, and represents the first industry offering that allows corporations to take advantage of ARC benefits without significant up-front costs or cumbersome software installations. Checkfree and the Registrant have a partnership through which the Registrant will provide key technology for CheckFree's ARC check conversion strategy.

Exhibit 20.2 News release dated April 30, 2003 announcing Global eTelecom has entered into a long term technology service agreement with DestinBank...The Financial Centre. Global eTelecom's check services are licensed under U.S. Patents: 5,484,988; 6,164,528; 6,283,366; and 6,354,491 from the Registrant's indirect subsidiary, LML Payment Systems Corp.

Exhibit 20.3 News release dated May 2, 2003 announcing the Registrant's indirect subsidiary LML Patent Corp. has received notification from the United States Patent and Trademark Office that patent application serial no. 10/096,019 has been approved, resulting in the issuance of United States Patent No. 6,547,129.

Exhibit 20.4 News release dated May 2, 2003 announcing licensee Global eTelecom has renewed their two-year agreement with Cynergy Data, one of the fastest growing merchant acquirers in the nation. Global eTelecom's check services are licensed under U.S. Patents: 5,484,988; 6,164,528; 6,283,366 and 6,354,491, from the Registrant's indirect subsidiary, LML Payment Systems Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

By:/s/ Carolyn Mosher
Carolyn Mosher
Corporate Secretary

Date: May 6, 2003